Exhibit 10.4
SL INDUSTRIES, INC.
520 Fellowship Road, Suite A114
Mt. Laurel, NJ 08054
September 2, 2010
To: Louis Belardi
We are pleased to inform you that on August 30, 2010 the Compensation Committee (the “Committee”) of SL Industries Inc. (the “Company”) granted you (i) an incentive stock option (the “Incentive Option”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase 24,000 shares of the Company’s common stock, par value $0.20 per share, and (ii) a non-qualified option (the “Nonqualified Option” and together with the Incentive Option, the “Options”) to purchase 1,000 shares of the Company’s common stock, each at a price of $12.50 per share and otherwise in accordance with the Company’s 2008 Incentive Stock Plan (the “Plan”). The shares of Common Stock issuable upon exercise of the Options are referred to hereinafter as the “Stock.”
The Options will become exercisable as follows: (i) the Incentive Option: (a) as to 8,000 shares of Stock, on or after August 30, 2011; (b) as to a further 8,000 shares of Stock, on or after August 30, 2012; and (c) as to the remaining 8,000 shares of Stock, on or after August 30, 2013; and (ii) the Nonqualified Option: (a) as to 333 shares of Stock, on or after August 30, 2011; (b) as to a further 333 shares of Stock, on or after August 30, 2012; and (c) as to the remaining 334 shares of Stock, on or after August 30, 2013, and that each such Option will expire on August 29, 2017.
These Options are issued in accordance with and are subject to and conditioned upon all of the terms and conditions of the Plan (a copy of which in its present form is attached hereto), as from time to time amended, provided, however, that no future amendment or termination of the Plan shall, without your consent, alter or impair any of your rights or obligations under the Options. Reference is made to the terms and conditions of the Plan, all of which are incorporated by reference in this option agreement as if fully set forth herein.
Notwithstanding any other provision in this option agreement or the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise of the Option has been registered under the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States. The Company shall not be under any obligation to register the Stock, although the Company may in its sole discretion register the Stock at such time as the Company shall determine. If the Company chooses to comply with an exemption from registration, the Stock may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock, and the Committee may also give appropriate stop transfer instructions with respect to the Stock to the Company’s transfer agent.

You understand and acknowledge that, under existing law, unless at the time of the exercise of these Options a registration statement under the Securities Act is in effect as to the Stock (i) any Stock purchased by you upon exercise of these Options may be required to be held indefinitely unless the Stock is subsequently registered under the Securities Act or an exemption from such registration is available; (ii) any sales of the Stock made in reliance upon Rule 144 promulgated under the Securities Act may be made only in accordance with the terms and conditions of that rule (which, under certain circumstances, restricts the number of shares which may be sold and the manner in which shares may be sold); (iii) in the case of securities to which Rule 144 is not applicable, some other exemption will be required; (iv) certificates for Stock to be issued to you hereunder shall bear a legend to the effect that the Stock has not been registered under the Securities Act and that the Stock may not be sold, hypothecated or otherwise transferred in the absence of an effective registration statement under the Securities Act relating thereto or an opinion of counsel satisfactory to the Company that such registration is not required; (v) the Company may place an appropriate “stop transfer” order with its transfer agent with respect to the Stock; and (vi) the Company has undertaken no obligation to register the Stock or to include the Stock in any registration statement which may be filed by it subsequent to the issuance of the Stock to you. In addition, you understand and acknowledge that the Company has no obligation to you to furnish information necessary to enable you to make sales under Rule 144.
These Options (or installment thereof) are to be exercised by delivering to the Company a written notice of exercise in the form attached hereto as Exhibit A, specifying the number of shares of Stock to be purchased, together with payment of the purchase price of the Stock to be purchased. The purchase price is to be paid in cash or, at the discretion of the Committee, by one of the other means provided in the Plan and referenced on Exhibit A.
Kindly evidence your acceptance of these Options and your agreement to comply with the provisions hereof and of the Plan by executing this option agreement under the words “Agreed To and Accepted.”

Very truly yours,

SL INDUSTRIES, INC.

By:	/s/ William T. Fejes Name: William T. Fejes
Title: CEO

AGREED TO AND ACCEPTED:

/s/ Louis Belardi Louis Belardi

Exhibit A
SL INDUSTRIES, INC.
520 Fellowship Road, Suite A114
Mt. Laurel, NJ 08054
Gentlemen:
Notice is hereby given of my election to purchase  _____  shares of Common Stock, $0.20 par value (the “Stock”), of SL Industries, Inc. (the “Company”), at a price of $12.50 per share, pursuant to the provisions of the stock option granted to me on August 30, 2010 under the Company’s 2008 Incentive Stock Plan. Enclosed in payment for the Stock is:
☐ my check in the amount of $ _____.

*	☐ _____ shares of Stock having a total value of $ _____, such value based on the Fair Market Value (as defined in the Plan) of the Stock.

*	☐ the cancellation of _____ shares of Stock pursuant to the cashless exercise provision of the Plan having a total value of $ _____, such value based on the Fair Market Value (as defined in the Plan) of the Stock.

*	☐ a combination of the foregoing, as indicated above.
The following information is supplied for use in issuing and registering the Stock purchased hereby:

Number of Certificates and Denominations

Name

Address

Social Security Number

Dated:

Very truly yours,

*	Subject to the approval of the Committee.